UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                           July 8, 2002
                         ---------------
                          Date of Report
                (Date of Earliest Event Reported)



                        WHOLE LIVING, INC.
       ---------------------------------------------------
      (Exact name of registrant as specified in its charter)

        Nevada                      000-26973                 87-0621709
-----------------------      ----------------------        -------------------
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                           Identification No.)


                  629 East 730 South, Suite 201
                    American Fork, Utah 84003
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             (Address of principal executive offices)

                          (801) 772-3300
                    --------------------------
                  Registrant's telephone number

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

     On July 8, 2002, Whole Living, Inc., Vestrio Corporation, a Utah corporation, and Simple Online Solutions, LLC, a Utah limited liability company, entered into an Agreement and Plan of Reorganization by which Whole Living would acquire Vestrio and Simple Online Solutions through a stock-for-stock exchange intended to qualify as a tax-free exchange. Vestrio is located in American Fork, Utah, and sells its products and services to the public using a network marketing model for distribution. Simple Online Solutions owns certain proprietary products and markets those products and services through licensing agreements. Simple Online Solutions, L.L.C., is owned by Vestrio.

     Our management expects this acquisition to broaden our product offerings and improve growth in our customer-direct business. The acquisition agreement was approved by our board of directors and management expects to complete the acquisition within the next 60 days. As a result of the share exchange, Vestrio and Simple Online Solutions will become our wholly-owned subsidiaries and we will acquire the business assets and operations of both companies.

Terms of The Agreement

     The Agreement and Plan of Reorganization provides that we will acquire 100% of Vestrio's common shares through a stock-for-stock exchange. We issued an aggregate of six million common shares to the six stockholders of Vestrio in exchange for 100,000 shares of Vestrio common stock. We will issue 3,000,000 Whole Living common shares to the Vestrio shareholders upon closing, then the remaining 3,000,000 shares will be held in escrow until Vestrio meets certain performance projections. Each Vestrio stockholder will make an investment decision whether to exchange his/her/its shares for the Whole Living shares.

     The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company has agreed to use its best efforts to maintain and preserve its business organization, employee relationships and keep its good will intact until the acquisition is complete. Also, each company provided corporate documentation to the other for due diligence purposes. Each company has agreed to carry on their respective businesses in the usual and ordinary course and each will bear its own operating expenses until completion of the acquisition.

     The agreement provides that termination of the agreement may occur if we or Vestrio fail to comply in any material respect with the covenants or agreements included in the acquisition agreement. The acquisition agreement may also be terminated by mutual consent, which must be expressed by action of our board of directors and by Vestrio's stockholders. In the event that the parties terminate the agreement, both have agreed to pay their own costs incurred.

     The exchange of stock is intended to qualify as a tax-free exchange in accordance with Section 368(a)(1)(B) of the Internal Revenue Code, as amended. The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles. This means that Vestrio's results of operation will be included with Whole Living's from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date. It is anticipated that (i) Whole Living and Vestrio or their respective stockholders will not recognize gain or loss as a result of the acquisition, and (ii) the tax basis of the Whole Living ommon stock received by Vestrio stockholders will be the same as the tax basis of the Vestrio common stock surrendered. Whole Living and Vestrio have not sought nor do they intend to seek an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

     We agreed to grant "piggy back" registration rights to the Vestrio shareholders. If we file a registration statement under the Securities Act of 1933 within one year of the agreement date and that registration statement registers a minimum of 2,500,000 common shares, then the Vestrio shareholders may register a minimum of ten percent of the Whole Living common stock that was issued in the share exchange.

     Prior Relationships - Our management became aware of Vestrio as a result of a personal relationship between a Whole Living shareholder, Mark Comer, and Roger Taylor, a founder of Vestrio. Our President, Ronald K. Williams, met with Vestrio's management in April of 2002. During the next several weeks the companies held meetings which culminated in the letter of intent in May 2002 for the acquisition of Vestrio by Whole Living.

     Consideration for the Acquisition - The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on factors used in similar proposals, including the relative value of the assets of Vestrio, Vestrio's present and past business operations, the future potential of Vestrio, the management of Vestrio and the potential benefit of the acquisition to the stockholders of Whole Living. The source of the consideration used to acquire our interest in Vestrio was six million authorized but unissued common shares. In addition, Whole Living loaned Vestrio and Simple Online Solutions an aggregate of $1,250,000 and issued 150,000 Whole Living common shares to satisfy outstanding obligations of those companies.

     The consideration used by the Vestrio stockholders to acquire their interest in Whole Living was the 100,000 shares of the issued and outstanding common stock of Vestrio which they held. Our board of directors determined that the consideration for the exchange was reasonable based upon the factors listed above. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

     Interests of Certain Persons - Except as set forth in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Vestrio shares. Except as described in this report, there have been no contacts, negotiations or transactions within the last two years between Whole Living or any of our directors, executive officers or their affiliates, on the one hand, and Vestrio or its affiliates, on the other hand, regarding the acquisition, consolidation, or acquisition of shares, or election of directors.

Business Operations of Vestrio and Simple Online Solutions

     Simple Online Solutions was formed as a Utah limited liability company on May 2, 2000. Simple Online Solutions offers services, products, datafeeds, programming, product research and development, copyrights, and training. Vestrio holds license agreements for the marketing of some of Simple Online Solution's products and services. Vestrio was incorporated in the state of Utah on August 31, 2001, as Online Investor Network, Inc. It changed its name to Vestrio Corporation in March 2002. Vestrio offers products and training to help investors learn how to control their investments in the stock market. Vestrio has 25 employees while Simple Online Solutions has five employees.

     Vestrio's goal is to provide four vital elements to each investor to increase investment success. These elements are training, tools, confidence and capital. The Vestrio products and services include an extensive one or two day training, conference calls, chat rooms, online training, community based training, videos, workbooks, regular newsletters, and a simple blend of fundamental and technical analysis. Vestrio markets its products through a network marketing structure. Each client is encouraged to create trading teams of three to six other people to foster the exchange of ideas. These trading teams function as a support group in making decisions for investing in stocks, as well as act as a referral program for Vestrio's products and services. Clients also have the opportunity to receive monetary compensation from the creation of these trading teams and the client may use these funds for further investments in the stock market.

     Vestrio's main product is the Investrio(TM) Quick Start Mentor Center(TM) financial educational package, which provides the client with facts and information to help set reasonable investing goals. This product also includes a suite of proprietary stock analysis software products, screening tools which provide searching capability using criteria determined by the user, customizable stock charts, personal ticker tape, portfolio management and research tools, real-time stock tracking, proprietary fundamental analysis, automatic stock screening, integrated desktop portfolio tracking that may be customized by the user to include alerts, and integrated stock specific news. This product is marketed on a monthly subscription basis, after payment of an initial set-up fee.

     Vestrio's competitors include: Trade Secrets, Investools, Wizetrade, Stock Market Institute of Learning (Wade Cook) and Online Trading Academy. These companies offer one to two day online investor programs which range in price from $2,000 to $6,000. None of these competitors imitate Vestrio's network marketing model of distribution. Many of these competitors have much greater name recognition and financial resources. Vestrio competes with these companies by offering similar products for less money.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)     Financial Statements.

     At the date of this filing, it is impracticable for Whole Living to provide the audited financial statements of Vestrio which are required by this
Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such audited financial statements shall be filed by amendment to this Form 8-K no later than 60 days from the filing date of this Form 8-K.

     (b)     Pro Forma Financial Information.

     At the date of this filing, it is impracticable for Whole Living to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days from the filing date of this Form 8-K.

     (c)     Exhibits.

     2.1 Agreement and Plan of Reorganization between Whole Living and Vestrio, dated July 8, 2002


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.


                                  Whole Living, Inc.



Date: July 11, 2002          By:  /s/ Ronald K. Williams
                                 ------------------------------------------
                                 Ronald K. Williams
                                 President, CEO and Director